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[BAKER & BOTTS LETTERHEAD]



                                January 3, 1996



                                                                       EXHIBIT 8

TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000


Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000



Dear Sirs:

                 We refer to the registration statement on Form S-3, File No. 33-64127 (the "Registration Statement") of TCI Communications, Inc., a Delaware corporation (the "Company") and Tele-Communications, Inc., a Delaware corporation (the "Parent"), filed with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively called the "Act") which relates to the registration of 2,300,000 shares (the "Shares") of the Company's Cumulative Exchangeable Preferred Stock, Series A, par value $.01 per share, to be issued and sold to the underwriters (the "Underwriters") named in the Registration Statement.

                 We have acted as your counsel in connection with certain tax matters related to the Shares including the information in the Registration Statement under the caption "Certain Federal Income Tax Consequences". In connection therewith, we have examined, among other things, the Registration Statement and the proposed Certificate of Designations for the Shares, and we have conducted such research as we have deemed necessary or appropriate for the purpose of this opinion.
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January 3, 1996
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                 Based on the foregoing, we are of the opinion that the summary in the Registration Statement under the caption "Certain Federal Income Tax Consequences" is a full and fair disclosure of the material United States Federal income tax consequences of the ownership of Shares as of the date hereof.

                 Except as stated above, we express no opinion with respect to any other matter. We are furnishing this opinion to you solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon, circulated, quoted, or otherwise referred to for any other purpose without our prior written consent.

                 We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                 Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Parent.

                                        Very truly yours,


                                        BAKER & BOTTS, L.L.P.